UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 21, 2011

RAIT Financial Trust

(Exact name of registrant as specified in its charter)

Maryland	1-14760	23-2919819
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 243-9000

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Indenture for 7.00% Convertible Senior Notes due 2031

On March 21, 2011, in connection with our public offering of our 7% Convertible Senior Notes due 2031, or the notes, registered under the Securities Act of 1933, as amended, or the Securities Act, we entered into a base indenture, or the base indenture, between us and Wells Fargo Bank, National Association, or Wells Fargo, as supplemented by a supplemental indenture, or the supplemental indenture, with respect to the notes, pursuant to which the notes were issued. This was the offering contemplated by the underwriting agreement we previously disclosed in our current report on Form 8-K filed March 21, 2011. In this report, we refer to the base indenture, as supplemented by the supplemental indenture, collectively as the indenture.

The notes will:

•	be our general unsecured, senior obligations;

•	initially be limited to an aggregate principal amount of $115,000,000;

•	bear cash interest from March 21, 2011 at an annual rate of 7.00% payable on April 1 and October 1 of each year, beginning on October 1, 2011;

•

be subject to redemption at our option, in whole or in part, (i) prior to April 5, 2016 only to the extent necessary to preserve our status as a real estate investment trust and (ii) at any time on or after April 5, 2016, in each case, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date;

•

will be subject to repurchase by us at the option of the holders on each of April 1, 2016, April 1, 2021 and April 1, 2026 and following a fundamental change (as defined in the indenture), in each case at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the relevant repurchase date or the fundamental change repurchase date, as the case may be;

•	will mature on April 1, 2031, unless earlier converted, redeemed or repurchased;

•	will be issued in denominations of $1,000 and multiples of $1,000; and

•	will be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form.

The notes may be converted at any time during the period beginning on, and including, the date of the initial issuance of the notes and ending at the close of business on the business day immediately preceding the maturity date, at an initial conversion rate of 390.1677 common shares per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $2.563 per common share). The conversion rate is subject to adjustment if certain events occur.

We will settle conversions of notes by paying or delivering, as the case may be, cash, our common shares or a combination of cash and our common shares, at our election, as specified in the indenture. Noteholders will not receive any separate cash payment for interest, if any, accrued and unpaid to the conversion date except under the limited circumstances set forth in the indenture.

The indenture does not limit the amount of debt that may be issued by us or our subsidiaries under the indenture or otherwise. Other than restrictions relating to certain fundamental changes and consolidations, mergers or asset sales, the indenture does not contain any financial covenants and does not restrict us from paying dividends or issuing or repurchasing our other securities.

We do not intend to list the notes on any securities exchange or any automated dealer quotation system.

Each of the following is an event of default with respect to the notes:

•

default in the payment of any principal amount or any redemption price or repurchase price (including, but not limited to, the fundamental change repurchase price) due with respect to the notes, when the same becomes due and payable;

•	default in payment of any interest (including special interest, if any) under the notes, which default continues for 30 days;

•

default in the delivery when due of amounts owing upon conversion, whether due in cash or common shares, upon exercise of a holder’s conversion right in accordance with the indenture and the continuation of such default for 10 days;

•	our failure to provide notice of a fundamental change when due under the indenture, which default continues for 5 days;

•	our failure to comply with our obligations under the indenture in connection with certain consolidations, mergers or asset sales;

•

our failure to comply with any other term, covenant or agreement in the notes or the indenture upon our receipt of notice of such default from the trustee or from holders of not less than 25% in aggregate principal amount of the notes then outstanding, and the failure to cure (or obtain a waiver of) such default within 60 days after receipt of such notice;

•

default in the payment of principal when due on, or resulting in acceleration of, other indebtedness of ours or of any significant subsidiary of ours for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $25 million and such indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, prior to written notice of acceleration of the notes;

•

failure by us or any of our significant subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $25 million, which judgments are not paid, discharged or stayed for a period of 30 days; and

•	certain events of bankruptcy, insolvency or reorganization affecting us or any of our significant subsidiaries.

As used in the indenture, “significant subsidiary” means a significant subsidiary of ours as defined in Regulation S-X promulgated under the Securities Act, provided that it shall not include (i) any entity consolidated by us where we hold 50 percent or less of the voting power of such entity or (ii) any bankruptcy remote, special purpose entity, used to securitize assets and consolidated by us, whose indebtedness is without recourse to us. If an event of default occurs, remedies will be available to the holders of the notes on the terms and conditions set forth in the indenture.

The foregoing description of the indenture is qualified in its entirety by reference to the base indenture and supplemental indenture filed as Exhibit 4.1 and Exhibit 4.2 to this report, respectively, which are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 above is incorporated herein by reference.

Item 8.01 Other Events.

At the closing on March 21, 2011 under the underwriting agreement referenced in Item 1.01 of this report, a legal opinion was delivered regarding the legality of the notes offered. This opinion is attached as an exhibit to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

4.1	Base Indenture dated as of March 21, 2011 between RAIT Financial Trust, as issuer, and Wells Fargo Bank, National Association., as trustee.

4.2	Supplemental Indenture dated as of March 21, 2011 between RAIT Financial Trust, as issuer, and Wells Fargo Bank, National Association., as trustee.

5.1	Opinion of Maryland counsel regarding legality.

23.1	Consent of Duane Morris LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAIT Financial Trust

Date: March 22, 2011	By:	/S/ JACK E. SALMON
	Name:	Jack E. Salmon
	Title:	Chief Financial Officer and Treasurer

EXHIBIT INDEX

4.1	Base Indenture dated as of March 21, 2011 between RAIT Financial Trust, as issuer, and Wells Fargo Bank, National Association., as trustee.

4.2	Supplemental Indenture dated as of March 21, 2011 between RAIT Financial Trust, as issuer, and Wells Fargo Bank, National Association., as trustee.

5.1	Opinion of Maryland counsel regarding legality.

23.1	Consent of Duane Morris LLP (included in Exhibit 5.1)